UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2014

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02	Unregistered Sales of Equity Securities

On December 12, 2014, Tecnoglass Inc. (the “Company”), together with one of its wholly-owned, entered into an asset purchase agreement with a third party (the “Seller”) pursuant to which the Company issued to the Seller an aggregate of 388,199 ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”), which amount was obtained by dividing the $4,000,000 purchase price for the assets being purchased by $10.304 (representing the 20-day trailing volume-weighted average price of an Ordinary Share on the Nasdaq Stock Market ending on the day prior to the date of the agreement).

The Shares were issued to the Seller pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”), as a transaction not requiring registration under Section 5 of the Securities Act. The Seller represented as part of the asset purchase agreement its intention to acquire the Ordinary Shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends will be affixed to the certificates representing the Ordinary Shares. The Seller also had adequate access, through business or other relationships, to information about the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2014

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name: Jose M. Daes
Title: Chief Executive Officer